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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 4, 1997, relating to the combined financial statements of the Cable Networks Business (a division of Gaylord Entertainment Company) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
June 26, 1997